UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
May 5, 2016
ENTERPRISE FINANCIAL SERVICES CORP
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-15373 (Commission File Number)	43-1706259 (IRS Employer Identification No.)
150 N. Meramec, St. Louis, Missouri (Address of principal executive offices)	63105 (Zip Code)
Registrant's telephone number, including area code
(314) 725-5500

Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.
The annual meeting of the stockholders of the Company was held on May 5, 2016. The following proposals were submitted by the Board of Directors to a vote of the Company's stockholders and the final results of the voting on each proposal is noted below. Proxies were solicited pursuant to Regulation 14A of the Securities Exchange Act of 1934. There was no solicitation in opposition to management's nominees or proposals.
All nominees for Directors were elected with the following votes cast:

	ELECTION OF DIRECTORS*

	For	Withheld	Broker Non-Votes
Peter F. Benoist	14,773,063	8,911	1,937,827
John Q. Arnold	13,937,669	844,305	1,937,827
Michael A. DeCola	13,941,713	840,261	1,937,827
William H. Downey	13,939,764	842,210	1,937,827
John S. Eulich	13,950,353	831,621	1,937,827
Robert E. Guest, Jr.	13,939,777	842,197	1,937,827
James M. Havel	13,950,253	831,721	1,937,827
Judith S. Heeter	13,716,334	1,065,640	1,937,827
Michael R. Holmes	13,950,153	831,821	1,937,827
James J. Murphy, Jr.	13,939,664	842,310	1,937,827
Sandra A. Van Trease	13,916,484	865,490	1,937,827

*Vote tally for Directors is reported on a non-cumulative basis.

Proposal A, concerning the ratification of the appointment of Deloitte & Touche, LLP as the Company's independent registered public accounting firm for fiscal year 2016 was approved by the stockholders with the following votes cast:

For	Against	Abstain	Broker Non-Votes
16,555,610	157,354	6,837	—

Proposal B, an advisory (non-binding) vote on the Company's executive compensation was approved by the stockholders with the following votes cast:

For	Against	Abstain	Broker Non-Votes
14,656,278	102,325	23,371	1,937,827

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENTERPRISE FINANCIAL SERVICES CORP

Date:	May 10, 2016	By:	/s/ Mark G. Ponder
Mark G. Ponder
Senior Vice President and Controller